CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANT

         I hereby consent to the use in Silverthorne Production Company's Form 10-K for my audited report, dated September 29, 1998, relating to the Financial Statements of Silverthorne Production Company, for the years ending June 30, 1998 and 1997.

         September 29, 1998

         /s/ Daniel Jankowski

         Daniel Jankowski
         Certified Public Accountant
         332 S. Juniper St, Suite 203,
         Escondido, CA 92025